As filed with the Securities and Exchange Commission on December 22, 2000.

                                                   Registration No. 333-________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       _________________________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       _________________________________

                            CRESCENT BANKING COMPANY
             (Exact name of registrant as specified in its charter)
                       _________________________________

           Georgia                                             58-1968323
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)
                       _________________________________

                                                                                               J. Donald Boggus, Jr.
                Crescent Banking Company                                                     Crescent Banking Company
                    251 Highway 515                                                                251 Highway 515
                 Jasper, Georgia 30143                                                         Jasper, Georgia 30143
               Telephone: (706) 692-2424                                                     Telephone: (706) 692-2424
               Facsimile: (706) 692-6820                                                     Facsimile: (706) 692-6820
(Address, including zip code, and telephone number, including                  (Address, including zip code, and telephone number,
   area code, of registrant's principal executive offices)                          including area code, of agent for service)

                       _________________________________

                                   Copies to:
                            Ralph F. MacDonald, III
                                 Mark C. Kanaly
                               Alston & Bird LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia  30909-3424
                           Telephone: (404) 881-7000
                           Facsimile: (404) 881-4777
                       _________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                       _________________________________

=============================================================================================================================
      Title Of Shares             Amount        Proposed Maximum Aggregate     Proposed Maximum Aggregate       Amount of
     To Be Registered        To Be Registered         Price Per Unit*                Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
     Common Stock,
par value $1.00 per share     300,000 Shares              $9.50                        $2,850,000                $753
=============================================================================================================================

* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon the closing price of Crescent Banking Company's Common Stock as quoted on the Nasdaq SmallCap Market on December 20, 2000.

PROSPECTUS


                            CRESCENT BANKING COMPANY

                 Dividend Reinvestment and Stock Purchase Plan


     We are pleased to offer the Crescent Banking Company Dividend Reinvestment and Stock Purchase Plan. The plan is designed to provide our shareholders with an easy and inexpensive way to invest in our common stock. The plan holds shares of our common stock, which is listed on the Nasdaq SmallCap Market under the symbol "CSNT."

     Key features of the plan are that you can:

     .  Enroll in the plan for free.

     .  Purchase shares through the plan without a personal broker.

     . Increase your ownership of our shares by automatically reinvesting your cash dividends.

     . Purchase additional shares at any time through optional cash investments of as little as $50 per month or as much as $2,500 per month.

     .  Transfer your shares easily.

     . Own and transfer your shares without holding or delivering paper certificates.


--------------------------------------------------------------------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The securities are not savings accounts or deposits and are not insured by the FDIC or any government agency.
--------------------------------------------------------------------------------


               The date of this prospectus is December 22, 2000.

                               TABLE OF CONTENTS

       We include cross references in this prospectus to captions elsewhere in this prospectus where you can find related additional information. The following table of contents tells you where to find these captions.

                                                                       Page
                                                                      ------
Crescent Banking Company...........................................      3
The Plan...........................................................      4
How to Obtain Additional Information About Us......................     16
This Prospectus Incorporates Information by Reference to
   Other Documents.................................................     17
Important Notice About Information in This Prospectus..............     18
Use of Proceeds....................................................     19
Experts............................................................     19
Legal Matters......................................................     19
Indemnification....................................................     20

                            CRESCENT BANKING COMPANY

     The following is a summary of our business. It does not contain all the information that may be important to you. You should read the entire prospectus and the other information we refer to carefully before you decide to purchase shares or to participate in the plan.

     We are a Georgia corporation that is the parent bank holding company for Crescent Bank & Trust Company. Crescent Bank is a Georgia banking corporation that has been engaged in the general commercial banking business since it opened for business in August 1989. Crescent Bank began wholesale mortgage banking operations in February 1993. Through the Bank, we provide a broad range of banking and financial services in the areas surrounding Jasper, Georgia, and wholesale mortgage banking services to correspondents located in the Atlanta, Georgia metropolitan area and throughout the Southeast United States.

     We also own and operate Crescent Mortgage Services, Inc., which was incorporated as a separate subsidiary of our company in October 1994 to engage in the servicing and production of mortgage loans. Crescent Mortgage Services offers wholesale mortgage banking services in the Southeast, Northeast and Midwest United States, and provides servicing for residential mortgage loans. As of September 30, 2000, Crescent Mortgage Services had wholesale mortgage banking offices located in Atlanta, Georgia, Manchester, New Hampshire, Columbia, Maryland and Chicago, Illinois.

     Our principal executive offices, and the principal executive offices of Crescent Bank, are located at 251 Highway 515, Jasper, Georgia 30143, and our telephone number is (706) 692-2424. The principal executive offices of Crescent Mortgage Services are located at 115 Perimeter Center, Suite 225, Atlanta, Georgia 30346.

                                    THE PLAN


Who Can Join?

  The plan is presently open to United States residents only. If you are a United States resident, you may participate in the plan in one of three ways:

 . Current Shareholders of Record. If you have at least one or more shares registered in your name, you are eligible to join the plan. If you hold our shares through a bank or broker (that is, in "street name"), you may become eligible to join the plan by asking the bank or broker to have at least one or more shares registered in your name. You must keep at least one or more shares in your plan account to maintain your eligibility.

 . Initial Cash Investment of at Least $500. If you are not a shareholder of record, you can become eligible to participate in the plan by investing at least $500 into the plan, up to a maximum of $2,500. Your initial investment will be used to purchase shares for your plan account.

 .  Employees. If you are an employee of Crescent or one of its subsidiaries, you can become eligible to participate in the Plan, even if you are not a shareholder of record, by making an initial cash investment or by purchasing
                                                               --
   shares through voluntary payroll deductions.


How Do I Enroll?

 . Current Shareholders of Record. If you are the holder of record of at least one or more shares, you may enroll in the plan by filling out the enrollment form that accompanies this prospectus and returning it to the plan administrator, Crescent Bank & Trust Company. If you own shares but they are held in street name, you may become an owner of record by asking to have your shares registered in your name. At least one of your shares needs to be transferred into your name before you become eligible to participate in the plan. Once you enroll, all of your shares that are registered in the exact same name as on the enrollment form, whether you acquired them before or after you joined the plan, will automatically be treated as plan shares. Shares held by your broker or bank may not participate in the plan.

 . Persons Who Are Not Shareholders. If you are not a shareholder, you may enroll in the plan by filling out the enrollment form that accompanies this prospectus and returning it to the plan administrator, Crescent Bank & Trust Company, together with a check for at least $500 payable to "Crescent Bank & Trust Company."

 .  Employees. If you are an employee of Crescent or one of its subsidiaries, you may join the plan by completing the employee enrollment form that accompanies this prospectus and returning it to the administrator, Crescent Bank & Trust Company, together with either a check payable to "Crescent Bank & Trust Company" for an initial cash investment of $500 or by authorizing the
                                                   --
   purchase of shares through voluntary payroll deductions in the amount of at least $25 per pay period. Subject to the $25 minimum per pay period, you can increase, decrease or cease payroll deductions at any time by completing, signing and delivering to the administrator an employee enrollment and payroll deduction authorization form indicating the changes that you desire. Neither your election to decrease or cease payroll deductions, nor the termination of your employment with Crescent, will affect or terminate your plan account.


How Do I Purchase Shares Through the Plan?

 . Additional Investments. Once you are enrolled in the plan, you can make additional cash investments at any time with as little as $50 by mailing a check or money order to the plan administrator, together with a completed transaction request form. A transaction request form will be attached to your regular plan statement or may be obtained from the administrator or from us. In addition, we may allow you in the future to purchase additional shares on a regular basis by authorizing automatic withdrawals from your bank account. We will notify you if and when this feature becomes available.

 . Maximum Monthly Investment The most you can invest (not including dividends on shares in the plan) through the plan in any calendar month is $2,500, subject to a maximum annual optional cash investment of $25,000.

 . Method of Purchase. The plan will, at our election, purchase shares from us, or purchase shares through the "open market" on the Nasdaq SmallCap Market, in the over-the-counter market or in negotiated transactions with persons not affiliated with us or any of our subsidiaries, or any combination of these sources. All purchases will be made through an independent agent appointed by us but not affiliated with us or any of our affiliates. In the event that inadequate shares are available for purchase through open market transactions, we will sell shares to the plan to cover the shortfall.

 . Timing. The independent agent will generally purchase shares with funds from dividends or cash investments within 30 days of the dividend payment date or the first day of each calendar month, and otherwise on the last business day of the month. It is the responsibility of the independent agent to determine when and at what prices shares will be bought for the plan. Accordingly, you will not be able to instruct the independent agent to purchase shares at a specific time or at a specific price. You will not be paid interest pending the investment of your money in additional shares. The administrator must receive funds at least five (5) business days prior to the last business day of the month to ensure shares are purchased for the current month.

 . Purchase Price. If the independent agent purchases shares through open market transactions, or other than from us, your purchase price will be the weighted average price per share paid for all shares purchased for the plan for the relevant purchase date. The independent agent is responsible for determining the timing and pricing of shares to be purchased other than from us. The cost basis of your shares will include your purchase price plus the amount of brokerage commissions paid by us or the independent agent on your behalf. If the independent agent purchases newly-issued shares from us, your purchase price will be the average of the Nasdaq SmallCap Market high and low prices for the shares on the last 10 trading days preceding the purchase date.

 . Book-Entry Ownership. All shares purchased through the plan will be held by the administrator and reflected in book-entry form in your account on the records of the administrator. Ownership in book-entry form means that, while you will have full ownership of your plan shares, you will not receive a paper stock certificate. Book-entry ownership eliminates the risk and expense of replacing lost or stolen certificates, assures that your shares are always available should you need to deliver them for transfer, and avoids your costs in maintaining a safe deposit box or other place to store your certificates. However, if you prefer to hold your plan shares in certificated form, you may receive certificates upon request as described below.

 . Returned Checks / Failed Transfers. The administrator will process only those purchases for which it has received good and collected funds. If your check is returned due to nonsufficient funds or otherwise, the administrator will not process your request until it receives good and collected funds covering your purchase and the applicable service fee for the returned check.


How Are the Dividends Paid on My Shares in the Plan Reinvested?

 . Dividends on All Shares in the Plan Are Reinvested. At this time, all cash dividends paid on shares held in the plan will be automatically reinvested to purchase additional shares. You cannot direct the reinvestment of cash dividends on fewer than all of your shares in the plan.

 . Purchases. Reinvested cash dividends generally will be used by the independent agent to purchase shares from us, or, at our election, through the open market within 30 days of the dividend payment date. The purchase price of shares acquired for dividend reinvestment will be the weighted average price per share of all shares purchased for the plan with dividends for a given dividend payment date. If we have elected not to sell shares to the plan at any time, and the independent agent determines that there are inadequate shares available for purchase through the open market, the independent agent will purchase newly-issued shares from us, and your purchase price will be the average of the Nasdaq SmallCap Market high and low prices for the shares on the last ten trading days preceding the purchase date. In all cases, the number of shares credited to your account will depend upon the amount of the cash dividend and the purchase price of the shares. Fractional shares will be credited to your account, computed up to three decimal places.


How Do I Sell My Shares in the Plan?

 . If you wish to sell your shares in the plan, you should deliver a transaction request form to the administrator requesting that your shares be withdrawn from the plan. Within 30 days of the administrator receiving your withdrawal request, the administrator will deliver to you a certificate representing your whole shares, together with a check for the value of any fractional shares, based on the then current market price, minus any applicable fees and expenses. With the assistance of a broker, you can then sell your shares.

 . Upon the termination of your participation in the plan, whether to sell your shares or otherwise, you will incur a service fee of $10.00. This fee is a termination fee and does not include any broker's or other fees that you may have to pay if you ultimately elect to have a broker sell your shares.

 . If we declare a dividend after your request for withdrawal is received by the administrator, but before the administrator has withdrawn your shares from the plan, no shares will be purchased for your plan account. Instead, you will receive a separate dividend check with respect to the shares that are withdrawing from the plan.


Can I Give or Transfer My Shares in the Plan to Other People?

 . To a Plan Account. You may transfer any or all of your shares, whether held in your plan account or outside the plan, to the plan account of any other person by completing a transaction request form and, if the person to whom you are giving shares is not already a plan participant, an enrollment form, and submitting any other documentation required by the administrator. Unless you are terminating your own participation in the plan, you may transfer only whole shares.

 . Outside the Plan. You may also transfer any whole number of the shares held in your Plan account to any person to be held outside the plan by completing a transaction request form and submitting any other documentation required by the administrator.

 . Medallion Guarantee. When you transfer or give your plan shares to other people, the signatures of all plan account owners that appear on your completed transaction request form must be Medallion Guaranteed by a participant in the Medallion Guarantee program.

 . Modifications. Any request to cancel or modify an instruction to transfer shares must be received prior to 2:00 P.M. EST the same day as the instruction to be effective.

 .  Pledge or Assignment of Shares.  You may not pledge or assign book-entry
                                            ---
   shares held in your plan account.


Can the Plan Safekeep My Share Certificates?

 .  If you hold certificates representing shares, whether or not they were acquired through the plan, you can deposit them in the plan for dividend reinvestment and safekeeping. The administrator will reflect the shares represented by those certificates in book-entry form in your plan account. To deposit certificates into the plan for safekeeping, send them via registered
                                                                     ----------
   mail to the administrator at the address set forth below. A completed
   ----
   transaction request form must accompany your certificate(s), which should not be endorsed. Before mailing your certificates, you should purchase
   ---------------
   insurance to protect you in the event they are lost or stolen.


How Do I Obtain Certificates for My Shares in the Plan?

     You can obtain certificates for any or all of the whole shares held in your plan account in book-entry form at any time for free. To obtain certificates, you must submit a transaction request form. Please allow 30 days for the administrator to process your request.


Will I Have to Pay Any Fees in the Plan?

 .  There is no fee to enroll in the plan.

 . You will not be charged any fees or commissions when you reinvest your dividends, purchase or transfer your shares under the plan, deposit shares in the plan for safekeeping or obtain certificates for shares held in book-entry form.

 . If your check is returned due to nonsufficient funds or otherwise, you will be charged a service fee (currently $22.00). Of course, until the administrator receives good funds, it will be unable to complete the transaction that you requested.

 . We may change the plan fees from time to time upon 30 days' notice to the administrator.

 . Upon the termination of your participation in the plan, whether to sell your share or otherwise, you will incur a fee of $10.00. This fee is a termination fee and does not include any broker's or other fees that you may have to pay if you ultimately elect to have a broker sell your shares.

 . Under certain circumstances, you may be charged a wire transfer fee of $15.00 for any funds that you request the plan administrator to send to you, or that you send to the plan administrator, via wire transfer. Your bank may also change your for any wire transfers of money to the plan administrator. In addition, you may be charged a processing fee of $10.00 if, for any reason, the plan administrator is forced to return, or is otherwise unable to accept, any funds that you deliver for investment in the plan.


Will I Receive Regular Plan Statements and Forms?

     Each time that you reinvest dividends or purchase, transfer or withdraw shares through the plan, you will receive a statement confirming your transaction. Each statement will include a transaction request form that will help you make additional investments, transfers or withdrawals. You can also obtain transaction request forms from the administrator or from us by request. In addition, each quarter you will receive a quarterly statement that shows you how many shares you own through the plan and your account activity for the preceding quarter. Each statement that you receive will be cumulative for the then current year, and the last statement that you receive in a given year will serve as your annual statement of plan activities.

What Are the U.S. Federal Income Tax Consequences of My Participation in the
Plan?

     We believe that the following is an accurate summary of the U.S. federal income tax consequences of participation in the plan as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the plan, and we advise you to consult your own tax advisors for information about your specific situation. In general, all your cash dividends -- whether paid to you in cash or reinvested -- are considered taxable income to you at the time they are paid. In addition, brokerage commissions on purchases of shares purchased through the plan (which will be paid by us on your behalf ) will be treated as distributions subject to income tax in the same manner as cash dividends. The total amount of dividends and other distributions will be reported to you and to the Internal Revenue Service on Form 1099-DIV shortly after the end of each year.

     Under this general rule, the cost basis for U.S. federal income tax purposes of shares acquired through the plan will be the price at which the shares are credited to your plan account, increased by the amount of the brokerage commissions with respect to such shares paid by us on your behalf.

     You will not realize gain or loss for U.S. federal income tax purposes upon the deposit of shares in your plan account, or the receipt of certificates for shares held in your plan account. You will generally realize gain or loss on the sale of shares. Any gain or loss you incur should be reflected when you file your income tax returns.

     The above rules may not be applicable to certain participants, such as tax-exempt entities. These participants should consult their own tax advisors. In the case of plan participants whose dividends are subject to U.S. backup withholding, to the extent you elect dividend reinvestment, the administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required to obtain a reduction in U.S. withholding tax is the responsibility of the participant.

What Communications Will I Receive From You?  How Do I Vote My Shares?

     As a plan participant, you will receive all communications sent to record holders of shares. For any meeting of our shareholders, as long as there are shares in your plan account on the relevant record date, you can attend, speak and vote at the meeting, or you can instruct the administrator to vote the shares as your proxy. You will receive a proxy that will enable you to vote all of the shares held in your plan account. This proxy allows you to indicate how you want the shares to be voted. The administrator will cause those shares to be voted only as you indicate. We many combine our communications to you, as a plan participant, with all of our other mailings to you and other shareholders residing in your household.


How Will Share Splits and Other Distributions Effect My Plan Shares?

     If we declare a share split or share dividend, your plan account will be credited with the appropriate number of additional whole and fractional shares on the payment date. Your additional shares will be entitled to all the rights and privileges provided under the plan. In the event that we offer any share subscription or other rights to our shareholders, the administrator will make them available to you with respect to the shares in your plan account.


How Do I Withdraw from the Plan?  Can My Participation in the Plan Be
Terminated?

 . Voluntary Withdrawal by Participant. If you wish to terminate your participation in the plan and stop reinvesting your dividends, you must deliver a completed transaction request form to the administrator. Unless you instruct otherwise, the administrator, within 30 days of its receipt of your completed transaction request form, will have all of the whole shares in your plan account registered directly in your name and will liquidate any fractional shares based on the sale price of the shares on the date of liquidation. The administrator will send you a check for the cash value of the fractional shares, minus any applicable fees and expenses and any tax or other withholdings required by law, together with evidence of the shares registered in your name.

 . Termination. If you do not maintain at least one whole share in your plan account, we (or the administrator) may notify you that we will terminate your account. In the event of such a termination, the administrator will liquidate any fractional shares based on the sale price of the shares on the date of liquidation, and will send you a check for the cash value of the fractional shares, minus any applicable fees, expenses and any tax or other withholdings required by law.

 . Timing. If we declare a dividend after your request for withdrawal is received by the administrator, but before the administrator has withdrawn your shares from the plan, you will receive a separate dividend check with respect to the shares that you are withdrawing from the plan.


Can the Plan be Changed?

     We may add to, modify or discontinue the plan at any time upon 30 days' notice to the administrator. We will send you written notice of any significant changes. Under no circumstances will any amendment decrease the number of shares that you own.


How is the Plan Administered?

     The plan is administered by Crescent Bank & Trust Company, Jasper, Georgia. The administrator keeps records, sends statements and performs other duties relating to the plan. The administrator also acts as the depositary, transfer agent, registrar and dividend disbursing agent for the shares. We may replace the administrator, and the administrator may resign, at any time, in which case we would designate a new administrator. Purchases and sales of shares under the plan will generally be made in the open market by the independent agent that is not affiliated with us or any of our subsidiaries.

     The administrator will accept payment for initial cash investments and additional investments in United States dollars only. If you send payment to the administrator for investment in the plan in any currency other than United States dollars, the administrator will return such funds to you, without interest.

How Do I Obtain Additional Information?  How Do I Contact the Administrator?

     For information regarding the plan, additional forms, help with plan transactions or answers to your questions, please contact the administrator at:

                         Crescent Bank & Trust Company
                                251 Highway 515
                             Jasper, Georgia 30143
                           Telephone: (706) 692-2424
                           Facsimile: (706) 692-6820
                        Attention:  Shareholder Services


Am I Protected Against Losses?

     Your investment in the plan is no different from any investment in shares directly held by you. If you choose to participate in the plan, you should recognize that neither we, our subsidiaries, our affiliates, nor the administrator can assure you of a profit or protect you against loss on the shares that you purchase under the plan. Plan accounts are not insured by the Securities Investor Protection Corporation. Plan accounts and shares held by the plan are not savings accounts or deposits and are not insured by the FDIC or any other governmental agency

     Although the plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by our Board of Directors in its discretion. This decision depends on many factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

     Neither we, our subsidiaries, our affiliates, nor the administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the plan, as described in this prospectus and on the forms that are designed to accompany each investment or activity.

     In addition, the purchase price for shares acquired through the plan will vary and cannot be predicted. The purchase price may be different from (more or less) than the price of acquiring shares on the open market on the related dividend payment date. Your investment in plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell or otherwise liquidate shares under the plan is subject to the terms of the plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the administrator pending investment.


What Other Risks Will I Face Through My Participation in the Plan?

     The following summary identifies several of the risks that you may face by virtue of your participation in the plan. There may be additional risks that are not listed below, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the plan.

 . There Is No Price Protection for Your Shares in the Plan. Your investment in the shares held in the plan will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to liquidate or otherwise dispose of shares under the plan is subject to the terms of the plan and the withdrawal procedures thereunder. You may not be able to withdraw or sell your shares in the plan in time to react to market conditions.

 . The Purchase Price for Shares Purchased Under the Plan Will Vary. The purchase price for any shares that you purchase under the plan will vary and cannot be predicted. You may purchase shares at a purchase price that is different from (more or less than) the price that you would face if you acquired shares on the open market on the related dividend payment date or purchase date.

 . We May Not Pay Dividends. We may at any time, and from time to time, and for any reason, determine not to pay dividends. In that case, you will not receive any dividends on your shares in the plan or otherwise.

 . You Will Not Earn Any Interest on Your Dividends or Cash Pending Investment. No interest will be paid on dividends, cash or other funds held by the administrator pending investment or disbursement.

 . The Market for Our Common Stock is Unpredictable, and You Should Purchase Shares for Long-Term Investment Only. Although our common stock is currently listed for quotation and traded through the Nasdaq SmallCap Market, we cannot assure you that there will, at any time in the future, be an active trading market for our common stock. Even if there is an active trading market for our common stock, we cannot assure you that you will be able to sell all your shares at one time or at a profit, if at all. As a result, you should participate in the plan only if you are capable of, and seeking, to make a long-term investment
         ----
in our common stock.


                 HOW TO OBTAIN ADDITIONAL INFORMATION ABOUT US

     We file reports, proxy statements and other information with the Securities and Exchange Commission, or the "SEC." Our filings with the SEC are available on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center,13th Floor, New York, New York 10048; and Citicorp Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60601. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. In addition, our shares are listed for quotation on the Nasdaq SmallCap Market under the symbol "CSNT." As a result, you may also inspect the reports and other information that we file with the SEC at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information about us, or about the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the SEC, as described above, or from us at the address provided below.

     We also maintain an Internet website at http://www.crescentbank.com, which contains information relating to us and our business.

                    THIS PROSPECTUS INCORPORATES INFORMATION
                        BY REFERENCE TO OTHER DOCUMENTS

     The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we reference in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We are incorporating by reference the following documents which we have filed with the SEC:

 . Our Annual Report to Shareholders filed on Form 10-KSB for the fiscal year ended December 31, 1999 (as amended by our Form 10-KSB/A filed on December 21, 2000);

 .  Our Quarterly Reports filed on Form 10-QSB for the fiscal quarters ended
   March 31, 2000 (as amended by our Form 10-QSB/A filed on December 21, 2000), June 30, 2000 (as amended by our Form 10-QSB/A filed on December 21, 2000) and September 30, 2000; and

 . The description of our common stock contained in our Registration Statement on Form SB-2, filed with the SEC on January 12, 1998 (SEC File No. 333-44123), including all amendments or reports filed by us for the purpose of updating such description.

     We are also incorporating by reference all future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may request a free copy of any documents referred to above, including exhibits, by contacting us at:

                            Crescent Banking Company
                                251 Highway 515
                             Jasper, Georgia 30143
                           Telephone: (706) 692-2424
                           Facsimile: (706) 692-6820
                        Attention:  Shareholder Services

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

     Please read this prospectus carefully. If you own shares now, or if you decide to buy shares in the future, please keep this prospectus with your permanent investment records, since it contains important information about the plan.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not offering any of our shares in any state where the offer or sale of shares is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date later than September 30, 2000.

     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements which involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Our actual results may differ significantly from the results we discuss in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our growth and our ability to maintain growth; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the effect of interest rate changes on our level and composition of deposits, loan demand and the value of our loan collateral and securities; the effects of competition from other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with competitors that offer banking products and services by mail, telephone and computer and/or the Internet; and the failure of assumptions underlying the establishment of our allowance for loan losses, including the value of collateral underlying delinquent loans.

     You should also consider any other factors contained in this prospectus, including the information incorporated by reference into this prospectus. You should pay particular attention to those factors discussed in any document under the heading "Risk Factors." You should not rely on the information contained in any forward-looking statements, and you should not expect us to update any forward-looking statements.

                                USE OF PROCEEDS

     We intend to use any net proceeds that we receive from our sale of newly-issued shares to the plan for general corporate purposes.


                                    EXPERTS

  The consolidated financial statements of Crescent Banking Company as of December 31, 1999 and 1998, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Mauldin & Jenkins LLC, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                                 LEGAL MATTERS

     The legality of the shares of our common stock offered by this prospectus has been passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

                                INDEMNIFICATION

     The Georgia Business Corporation Code, or the "GBCC," permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his action in such capacity for, or at the request of, such corporation. To the extent that such person is successful in defending any such suit, Georgia law provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Our Amended and Restated Bylaws provide for the indemnification of our directors, officers, employees and agents in accordance with the GBCC.

     Georgia law also provides that, with certain exceptions, the above rights are not exclusive of other rights of indemnification contained in any Bylaw, resolution or agreement approved by the holders of a majority of our voting stock. Our Bylaws provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents, as well as others serving at their request, against any liabilities asserted against such persons whether or not we would have the power to indemnify such persons against such liability under the GBCC. We have purchased and maintain such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, or the "SEC," such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     As permitted under Georgia law, our Articles of Incorporation, as amended, provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (a) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law,
(c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

     Under Article Nine of our Bylaws, we are required to indemnify our directors and officers (and may indemnify our other employees and agents) against the obligation to pay judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorney's fees, resulting from any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, if the actions of the party being indemnified met specified standards of conduct. Determinations concerning whether or not the applicable standard of conduct has been met (and any authorization to indemnify employees and agents) shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of disinterested directors, (b) a majority vote of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by the disinterested shareholders. No indemnification shall be made by or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Estimate of expenses of issuance and distribution
-------------------------------------------------
Registration Fee...........................................................       $   753
Cost of Printing*..........................................................         6,000
Legal Fees*................................................................        10,000
Accounting Fees*...........................................................         1,000
Blue Sky Fees and Expenses*................................................           500
Nasdaq SmallCap Market Listing*............................................         1,000
Miscellaneous*.............................................................           747
                                                                             ------------
     Total.................................................................       $20,000

     __________________________
     * Estimated solely for purposes of this filing.


Item 15.  Indemnification of Directors and Officers.

     Article 9 of the Registrant's Amended and Restated Bylaws provides as follows:

     "Section 9.1.  Certain Definitions.  As used in this Article, the term:
                    -------------------

     (a) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Directors of the Corporation who are serving as directors, officers, employees or agents of Crescent Bank and Trust Company or any other wholly owned subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered a "director" for the purposes of this Article. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (c) "Expenses" includes attorneys' fees.

     (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (e) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Officers of the Corporation who are serving as directors, officers, employees or agents of Crescent Bank and Trust Company or any other wholly owned subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered an "officer" for the purposes of this Article. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

     (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

     (h) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

     Section 9.2.  Basic Indemnification Arrangement.
                   ---------------------------------

     (a) To the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer, the Corporation shall indemnify the director or officer against reasonable expenses incurred in connection therewith. Except as provided in subsections 9.2(d) and 9.2(e) below, the Corporation shall in addition indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the beat interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

     (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 9.2(a).

     (d) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit; unless in either case, and then only the extent that, a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or
Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

     (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Section 9.3.  Advance for Expenses.
                   --------------------

     (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

          (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above; and

          (ii) Such person furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

     (b) The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to financial ability to make payment.

     Section 9.4  Authorization of and Determination of Entitlement to
                  ----------------------------------------------------
                  Indemnification.
                  ---------------

     (a) The Corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the Corporation in the manner described in subsection 9.4(b) below. Nevertheless, the Corporation shall not indemnify a director or officer under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the Articles of Incorporation of the Corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

     (b) The determination referred to in subsection 9.4(a) above shall made, at the election of the Board of Directors:

          (i) by the Board of Directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

          (iii)  by special legal counsel:

               (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i) or (ii); or

               (2) if a quorum of the Board of Directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

          (iv) by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

     (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnitee met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of directors and officers hereunder.
Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.

     (d) The Reviewing Party acting pursuant to subsections 9.4(b) or 9.4(c) above shall act expeditiously and reasonably upon an application for indemnification or advancement of expenses, and shall cooperate in the procedural steps required to obtain court-ordered indemnification or advancement of expenses under Section 9.5 below.

     Section 9.5.  Court-Ordered Indemnification and Advances for Expenses.
                   -------------------------------------------------------
Unless this Corporation's Articles of Incorporation provide otherwise, a
director or officer who is   party to a proceeding may apply for indemnification
or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnitee is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review, and its determination shall be binding, on the questions of whether:

     (i) The applicant is entitled to mandatory indemnification under the final clause of subsection 9.4(a) above (in which case the Corporation shall pay the indemnitee's reasonable expenses incurred to obtain court-ordered indemnification);

     (ii) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnitee, including reasonable expenses incurred to obtain court-ordered indemnification, unless the Articles of Incorporation of this Corporation or a Bylaw, contract or resolution approved or ratified by the shareholders pursuant to Section 9.7 provides otherwise); or

    (iii) In the case of advances for expenses, the applicant is entitled pursuant to the Articles of Incorporation, Bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses).

     In any claim brought by the proposed indemnitee seeking court-ordered indemnification or advancement of expenses, the failure of the Reviewing Party to act in accordance with Section 9.4(d) may properly be considered by the court in assessing the expenses of the proposed indemnitee.

     Section 9.6.  Indemnification of Employees and Agents.    Unless this
                   ---------------------------------------
Corporation's Articles of Incorporation provide otherwise, the Corporation may indemnify and advance expenses under this Article to an employee or agent of the Corporation, Crescent Bank and Trust Company or any other wholly owned subsidiary of the Corporation who is not a director or officer to the same extent as to a director or officer, or to any lesser extent (or greater extent if permitted by law), determined by the Board of Directors.

     Section 9.7.  Shareholder Approved Indemnification.
                   ------------------------------------

     (a) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by the shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article. The Corporation shall not indemnify a person under this Section 9.7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation;

          (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

          (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

         (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

          (iv) for any transaction from which he received an improper personal benefit.

     (b) Where approved or authorized in the manner described in subsection 9.7(a) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

          (i) the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 9.7(a)(i)
               - (iv) above; and

          (ii) the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

     Section 9.8.  Liability Insurance.    The Corporation may purchase and
                   -------------------
maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the Corporation or who, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 9.2, Section 9.3 or Section 9.4 above.

     Section 9.9.  Witness Fees.    Nothing in this Article shall limit the
                   ------------
Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he s not been made a named defendant or respondent in the proceeding.

     Section 9.10.  Report to Shareholders.     If the Corporation indemnifies
                    ----------------------
or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to the shareholders with or before the tics of the next shareholders' meeting.

     Section 9.11.  Security for Indemnification Obligations.     The
                    ----------------------------------------
Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

     Section 9.12.  No Duplication of Payments.  The Corporation shall not be
                    --------------------------
liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

     Section 9.13.  Subrogation.    In the event of payment under this Article,
                    -----------
the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     Section 9.14.  Contract Rights.  The right to indemnification and
                    ---------------
advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity an such) the right to consent or object to any subsequent amendment of these Bylaws.

     Section 9.15.  Non-exclusivity, Etc.    The rights of a director or officer
                    --------------------
hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Georgia Business Corporation Code or otherwise.

     Section 9.16.  Severability.  To the extent that the provisions of this
                    ------------
Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted Bylaw."

Item 16.  Exhibits.


   Exhibit No.                                        Description of Exhibit
   -----------                                        ----------------------

       4.1       Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-4 dated January 27, 1992,
                 Commission File No. 33-45254 (the "Form S-4").
       4.2       Amended and Restated Bylaws of the Registrant.
       4.3       Specimen of Common Stock certificate of the Registrant (incorporated by reference to the
                 Form S-4).
       5         Opinion of Alston & Bird LLP as to the legality of the securities to be registered.
      23.1       Consent of Mauldin & Jenkins LLC.
      23.2       Consent of Alston & Bird LLP (included in Exhibit 5).
      24         Powers of Attorney (included on the signature pages of this Registration Statement).
      99.1       Enrollment Form.
      99.2       Employee Enrollment and Payroll Deduction Authorization Form.
      99.3       Transaction Request Form.
      99.4       Direct Deposit Request Form
      99.5       Letter to Accompany the Prospectus (To Non-Employee Shareholders).
      99.6       Letter to Accompany the Prospectus (To Employees).

Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Crescent Banking Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Jasper, State of Georgia, as of December 21, 2000.


                         CRESCENT BANKING COMPANY


                         By:    /s/ J. Donald Boggus, Jr.
                             ----------------------------
                             Name:   J. Donald Boggus, Jr.
                             Title:  President and
                                     Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Donald Boggus, Jr., Bonnie B. Boling, and Barbara Trivedi, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposed as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of December 21, 2000.

                 Signature                                      Title
                 ---------                                      -----


/s/ J. Donald Boggus, Jr.                   President, Chief Executive Officer
-------------------------------------------  and Director
J. Donald Boggus, Jr.                       (Principal Executive Officer)



/s/ Bonnie B. Boling                        Chief Financial Officer
-------------------------------------------  (Principal Financial and
Bonnie B. Boling                             Accounting Officer)


/s/ A. James Elliott                        Chairman of the Board of Directors
-------------------------------------------
A. James Elliott


/s/ J. Donald Boggus, Sr.                   Director
-------------------------------------------
J. Donald Boggus, Sr.


                                      II-9

/s/ Charles Fendley                         Director
-------------------------------------------
Charles Fendley


/s/ John S. Dean, Sr.                       Director
-------------------------------------------
John S. Dean, Sr.


/s/ Charles Gehrmann                        Director
-------------------------------------------
Charles Gehrmann


/s/ Michael W. Lowe                         Director
-------------------------------------------
Michael W. Lowe

                                 EXHIBIT INDEX


   Exhibit No.                       Description of Exhibit
   -----------                       ----------------------
      4.2           Amended and Restated Bylaws of the Registrant.
      5             Opinion of Alston & Bird LLP as to the legality of the
                    securities to be registered.
     23.1           Consent of Mauldin & Jenkins LLC.
     99.1           Enrollment Form.
     99.2           Employee Enrollment and Payroll Deduction Authorization
                    Form.
     99.3           Transaction Request Form.
     99.4           Direct Deposit Form.
     99.5           Letter to Accompany the Prospectus (To Non-Employee
                    Shareholders).
     99.6           Letter to Accompany the Prospectus (To Employees).

                                     II-11